Exhibit 5.1

Graubard Miller
405 Lexington Avenue
New York, New York 10174-1901

September 30, 2009

Cullen Agricultural Holding Corp.
22 Barnett Shoals Road
Watkinsville, Georgia 30677

Dear Sirs:

Reference is made to the Registration Statement on Form S-4 (“Registration Statement”) filed by Cullen Agricultural Holding Corp. (“Company”), a Delaware corporation, under the Securities Act of 1933, as amended (“Act”), covering up to (A) 69,000,000 shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), to be issued to the holders of common stock of Triplecrown Acquisition Corp. (“Triplecrown”), (B) 74,000,000 warrants (“Warrants”) to purchase 74,000,000 shares of the Company’s Common Stock to be issued to the holders of warrants of Triplecrown, (C) 74,000,000 shares of the Company’s Common Stock (“Warrant Shares”) underlying the Warrants to be issued to the holders of warrants of Triplecrown and (D) 455,000 shares of the Company’s Common Stock to be issued to certain consultants of Triplecrown.  All of the securities of the Company being registered will be issued by the Company upon consummation of the merger of the Company and Triplecrown (referred to herein as the “Merger”) as described in the Registration Statement.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions set forth below.  With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents.  As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

In connection with the opinions expressed below, we have assumed that, at and prior to the time of the issuance and delivery of any securities by the Company pursuant to the Registration Statement, (i) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, (ii) all relevant corporate actions heretofore taken by the Company remain in full force and effect, (iii) the Merger described above has been approved, and (iv) there has not occurred any change in law materially adversely affecting the power of the Company to issue and deliver the securities or the validity of such securities.

Based upon the foregoing, we are of the opinion that:

1.           The shares of Common Stock and Warrants to be issued to the holders of common stock and warrants of Triplecrown in connection with the Merger, when issued in accordance with and in the manner described in the Registration Statement and the merger agreement governing the Merger, will be duly authorized, validly issued, fully paid and non assessable.

2.           The Warrant Shares to be issued by the Company upon exercise of the Warrants have been duly authorized and, when issued in accordance with and in the manner described in the Registration Statement and the merger agreement governing the Merger and the Warrants, and upon receipt of payment of the exercise price thereof in accordance with the terms of the Warrants, will be legally issued, fully paid and nonassessable.

3.           The Warrants, whether or not the amendments to the Warrant Agreement governing the warrants of Triplecrown described in the Registration Statement are approved, constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

We are opining solely on (i) New York contract laws with respect to the Warrants as the Warrants are governed by New York contract laws and (ii) all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations relating to the shares of Common Stock and Warrants.  We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller